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     THIS FIRST SUPPLEMENTAL INDENTURE,  dated as of June 6, 1996, among Benedek
Broadcasting Corporation, a Delaware corporation (the "Company"), Benedek License Corporation, a Delaware corporation ("BLC"), as successor by merger to Benedek Broadcasting Company, L.L.C., a Delaware limited liability company ("LLC"), and The Bank of New York, as trustee (the "Trustee"), amends and supplements the Indenture (as defined below).

                                        R E C I T A L S

     1. The Company, LLC and the Trustee entered into the Indenture, dated as of March 1, 1995 (the "Indenture"), relating to the Company's Series A and Series B 11-7/8% Senior Secured Notes due 2005 (the "Notes").

     2. The Company's obligations in respect of the Notes and under the Indenture were guaranteed by LLC (the "LLC Guaranty").

     3. The LLC has merged with and into BLC (the "Merger").

     4. The parties hereto wish to reflect the express assumption by BLC of the obligations of LLC set forth in the Indenture.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally binding, the parties hereto hereby agree as follows:

     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     Section 2. Each of the Company and BLC hereby acknowledges and agrees that, by virtue of the Merger and by operation of law, BLC has become a party to the Indenture in accordance with Article X of the Indenture and is responsible for all the liabilities and obligations of the LLC under the Indenture and the LLC Guaranty. Accordingly, BLC hereby expressly assumes all the liabilities and obligations of LLC in respect of the Indenture and the LLC Guaranty as set forth in Article X of the Indenture.

     Section 3. This First Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

     Section 4. This First Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

     Section 5. This First Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this First Supplemental Indenture to the Indenture shall


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henceforth be read together.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.

                                     BENEDEK BROADCASTING CORPORATION,

                                              /s/ Ronald L. Lindwall
                                     By:_______________________________________

                                        Name:  Ronald L. Lindwall
                                        Title:  Senior Vice President - Finance

Attest:

/s/ Mary L. Flodin

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                                     BENEDEK LICENSE CORPORATION,

                                               /s/ Ronald L. Lindwall
                                     By:_______________________________________

                                        Name:  Ronald L. Lindwall
                                        Title:  Senior Vice President - Finance

Attest:

/s/ Mary L. Flodin

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                                     THE BANK OF NEW YORK
                                     as trustee,

                                               /s/ Helen M. Cotiaux
                                     By:_______________________________________

                                              Name:  Helen M. Cotiaux
                                              Title:  Vice President

Attest:

/s/ Mary L. Flodin

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